Exhibit 99.1

Kerr-McGee Schedules Interim Third-Quarter
Conference Call, Webcast

Oklahoma City, Sept. 21, 2005 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. EDT Wednesday, Sept. 28, to discuss its interim third-quarter 2005 financial and operating activities, and expectations for the future.
Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 1-888-482-0024 within the United States, or 1-617-801-9702 outside the United States. The password for both the dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 1-888-286-8010 within the United States, or 1-617-801-6888 outside the United States. The code for the replay will be #16871766. The webcast replay will be archived for 30 days on the company’s website.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $15 billion. For more information, visit the company’s website at www.kerr-mcgee.com.

###

Media Contacts:	Debbie Schramm Direct: 405-270-2877 Cell: 405-830-6937 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contact:	Rick Buterbaugh Direct: 405-270-3561

05-54